SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DEBT STRATEGIES FUND III, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Maryland                                   Applied For
    -----------------------                       -------------------
    (STATE OF INCORPORATION                         (IRS EMPLOYER
        OR ORGANIZATION)                          IDENTIFICATION NO.)


Debt Strategies Fund III, Inc.                            08536
800 Scudders Mill Road                               ----------------
Plainsboro, New Jersey                                  (ZIP CODE)
----------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE              NAME OF EACH EXCHANGE ON WHICH EACH
        SO REGISTERED                          CLASS IS TO BE REGISTERED
--------------------------               -----------------------------------
Shares of Common Stock,                      New York Stock Exchange
par value $.10 per share



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The section captioned "Description of Capital Stock" in the Registrant's prospectus dated July 28, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-57073) (the "Registration
Statement"), as filed with the Securities and Exchange Commission (the "Commission") on July 28, 1998, is incorporated herein by reference.



ITEM 2.  EXHIBITS.

(I) The following exhibits have been filed with the Commission:

                  (1)      Form of Certificate for Common Stock.*
                  (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

                  (1)      Not applicable.
                  (2)      Not applicable.
                  (3)      Not applicable.
                  (4)      (a) Charter of the Registrant.
                           (b) By-Laws of the Registrant.
                  (5)  Specimen Certificate for Common Stock.
                  (6)  Not applicable.

--------------
* Incorporated by reference to Exhibit (d)(2) to the Registration Statement. ** Incorporated by reference to Exhibit (d)(1) to the Registration Statement.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          DEBT STRATEGIES FUND III, INC.
                                          (Registrant)


                                          By: /s/ Arthur Zeikel
                                              -----------------
                                                 Arthur Zeikel
                                                 President

July 31, 1998